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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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BindView Devlopment Corporation

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BindView Development Corporation

Notice of 2004 Annual Meeting

Proxy Statement

Contents

Letter to Shareholders

Notice of 2004
Annual Meeting and
Proxy Statement

Dear Shareholders, Customers, Partners, and Friends,

I am pleased to invite you to attend BindView Development Corporation’s 2004 annual meeting of shareholders. The meeting will begin at 9:00 a.m. on Thursday, May 27, 2004, at BindView’s corporate offices, at 5151 San Felipe, Houston, Texas 77056.

The formal notice of meeting and proxy statement, which follow this letter, and the annual report on Form 10-K, which his enclosed with this letter, describe the matters which the shareholders will consider and vote on at the meeting. We encourage you to read these materials.

We have enclosed a proxy card so that you may grant your proxy to be voted as you indicate. Your vote is important. Please complete, sign, date, and mail your proxy card promptly, whether or not you plan to attend the annual meeting. If you attend the meeting you may vote in person even if you have mailed a signed and dated proxy.

The Board of Directors recommends that you approve the proposals described in the proxy statement.

I look forward to seeing you at the meeting. Thank you for your continued support.

Eric J. Pulaski
Chairman, President, and
Chief Executive Officer

Notice of 2004 Annual Meeting and Proxy Statement

BindView Development Corporation
5151 San Felipe, 25th Floor
Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     BindView Development Corporation will hold its 2004 annual meeting of shareholders at 9:00 a.m. on Thursday, May 27, 2004, at BindView’s corporate offices located at 5151 San Felipe, Houston, Texas 77056.

     At the meeting, the shareholders will:

•	elect two directors in Class III, each to serve for a three-year term;

•	consider and vote on an amendment to the BindView Development Corporation Non-Employee Director Stock Option Plan; and

•	transact any other business that may properly come before the meeting.

By order of the Board of Directors,

D. C. Toedt III Vice President, General Counsel, and Secretary

Houston, Texas
April 15, 2004

PLEASE VOTE — YOUR VOTE IS IMPORTANT

PROPOSAL 1: ELECTION OF DIRECTORS
DIRECTORS AND NOMINEES
COMMITTEES OF THE BOARD
EXECUTIVE OFFICERS AND COMPENSATION
COMMON STOCK PERFORMANCE COMPARISONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND TRANSACTIONS
PROPOSAL 2: TO APPROVE AN AMENDMENT TO THE 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
PROPOSALS FOR NEXT ANNUAL MEETING; OTHER MATTERS
ANNEX A
ANNEX B

BindView Development Corporation

PROXY STATEMENT

     This proxy statement relates to the solicitation of proxies by the Board of Directors of BindView Development Corporation for use at BindView’s 2004 annual meeting of shareholders and any adjournment(s) thereof. The meeting will be held at 9:00 a.m. on Thursday, May 27, 2004, at BindView’s corporate offices located at 5151 San Felipe, Houston, Texas 77056.

     You are entitled to vote at that meeting if you were a holder of record of BindView’s common stock at the close of business on April 1, 2004. On or about April 22, 2004, we will begin mailing to shareholders entitled to vote at the meeting a proxy card along with this proxy statement and our Report on Form 10-K for the fiscal year ending December 31, 2003. On April 1, 2004, there were 47,562,103 shares of BindView’s common stock outstanding. Each share of common stock entitles the holder to one vote on each matter considered at the meeting.

     Your proxy card will appoint Edward L. Pierce and D. C. Toedt III as proxy holders to vote your shares as you indicate. If you sign, date and return your proxy card without specifying any voting instructions, the proxy holders will vote your shares FOR the election of the Class III director nominees named in this proxy statement and as otherwise specified on the proxy card and FOR the amendment to BindView’s non-employee director stock option plan.

     Signing, dating and returning your proxy card does not preclude you from attending the meeting and voting in person. If you submit more than one proxy, the latest-date proxy will automatically revoke your previous proxy. You may revoke your proxy at any time before it is voted at the meeting by (i) delivering a signed written revocation letter, dated later than the proxy, to BindView, attention: D. C. Toedt; or (ii) attending the meeting and voting in person or by proxy. Attending the meeting, however, will not automatically revoke your proxy.

     On the enclosed form of proxy, you may vote for or withhold authority to vote for the director nominees listed in this proxy statement or for the amendment to BindView’s non-employee director stock option plan.

     The Board expects the director nominees named in this proxy statement to be available for election. If the nominees are not available, and you have submitted a signed and dated proxy card that does not withhold authority to vote for the nominees, the proxy holders may vote your shares for a substitute nominee designated by the Board of Directors. We are not aware of any matters to be brought before the meeting other than those described in this proxy statement. If you sign, date and mail your proxy card, and any other matters are properly brought before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote your shares regarding such matters.

     No business can be conducted at the meeting unless a majority of all outstanding shares entitled to vote are either present at the meeting in person or represented by proxy.

     Representatives of Mellon Investor Services L.L.C., the transfer agent and registrar for the common stock, will act as the independent inspector of election. The cost of this proxy solicitation is being borne by BindView.

PROPOSAL 1: ELECTION OF DIRECTORS

     At the meeting, you the shareholders will elect the two Class III directors. The Board is comprised of six directors divided into three classes, each class being composed as equally in number as possible in accordance with BindView’s Amended and Restated Articles of Incorporation. The classes have staggered three-year terms, with the term of one class expiring at each annual meeting of shareholders.

     The directors in Class III, whose terms expire at the meeting, are Peter T. Dameris and Eric J. Pulaski, who are nominated by the Board to serve in Class III for another term expiring at the 2007 annual meeting of shareholders.

The directors in Class I are serving terms that expire at the 2005 annual meeting of shareholders. The directors in Class II are serving terms that expire at the 2006 annual meeting of shareholders.

     Each of the two nominees who receive the most votes at the 2004 annual meeting will be elected to the open directorships in Class III even if he receives less than a majority of the votes cast. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

			Director
	Age (1)	Position	Since
Nominees for Class III Directors
Peter T. Dameris (2)(3)	44	Director	2002
Eric J. Pulaski	40	Chairman of the Board of Directors, President, and CEO	1990
Class I Directors
Richard A. Hosley II (3)(4)	59	Director	1998
Robert D. Repass (2)(4)	43	Director	2003
Class II Directors
Edward L. Pierce	47	Director; Executive Vice President and CFO	2001
Armand S. Shapiro (2)(3)(4)	62	Director	2001

(1)	As of April 1, 2004

(2)	Member of the Audit Committee.

(3)	Member of the Compensation Committee

(4)	Member of the Nominating Committee in 2004

DIRECTORS AND NOMINEES

Background of Directors and Director Nominees

     Peter T. Dameris has served as a director of BindView since August 2002. Since November 2003 he has been chief operating officer of On Assignment Inc., a public company specializing in healthcare and life-sciences staffing services. From February 2001 until October 31, 2002, Mr. Dameris served as executive vice president and chief operating officer of Quanta Services, Inc., a publicly traded infrastructure services company. From 1994 through September 2000, Mr. Dameris was employed by Metamor Worldwide Inc., a publicly traded IT consulting company, where he held a variety of positions including chairman of the board and chief executive officer, executive vice president, senior vice president of strategy and development, and general counsel.

     Eric J. Pulaski founded BindView in May 1990 and has served as BindView’s chairman of the Board, president and chief executive officer since July 2001 and from May 1990 until January 2000. From January 2000 through July 2001, Mr. Pulaski served as chairman of the Board and chief technology officer.

     Richard A. Hosley II has served as a director of BindView since January 1998. Since October 1990, Mr. Hosley has been a private investor. From 1980 to 1990, Mr. Hosley was employed by BMC Software, Inc., a publicly-traded software company, where he held a variety of positions including vice president of sales and marketing, president, chief executive officer and vice chairman.

     Robert D. Repass has served as a director of BindView since January 2003. Since April 2002, Mr. Repass has been vice-president and chief financial officer of Motion Computing, Inc., a privately-held manufacturer of tablet-oriented notebook computers, in Austin, Texas. From March 2000 to December 2001, Mr. Repass was a partner with TL Ventures, a venture capital investment firm with focus on funding early stage technology companies. From 1997 to March 2000, Mr. Repass was a partner at PricewaterhouseCoopers LLP, a Big Four public accounting firm, where he served as the office managing partner for the Austin practice. Mr. Repass serves on the board of directors and as chairman of the audit committee of Multimedia Games, Inc., a publicly traded company that develops, implements, and supports high-speed interactive gaming.

     Edward L. Pierce serves as BindView’s executive vice president and chief financial officer. He joined BindView in May 2001 as senior vice president and chief financial officer and was named executive vice president in January 2004. Before joining BindView, Mr. Pierce was employed by Metamor Worldwide Inc., a publicly traded IT consulting company from November 1994 until January 2001, most recently as executive vice president and chief financial officer. He served as a director of Metamor from October 1999 until Metamor’s acquisition by PSINet Inc. in June 2000.

     Armand S. Shapiro has served as a director of BindView since October 2001. Mr. Shapiro is the chairman and chief executive officer of Garden Ridge Corporation, a retailer of home decorating and -entertaining products, where he has served as chairman since June 1990 and as chief executive officer since March 2003; he previously served as chief executive officer from June 1990 to June 1999. In February 2004, Garden Ridge Corporation announced that it and its subsidiaries had filed to reorganize under Chapter 11 of the U.S. Bankruptcy Code with the primary goal of renegotiating certain of its store lease agreements and certain other arrangements. Garden Ridge Corporation filed its petition with the U.S. Bankruptcy Court for the District of Delaware. Since February 2002, Mr. Shapiro has also been the chairman of MessagePro, Inc., a Houston-based telephone answering service company, where he served as chief executive officer from February 2002 until January 2003. Mr. Shapiro serves as a director of SSP Holdings, Inc.

Audit Committee Financial Expert

     The Board has determined that Mr. Repass is an independent director, and further that he is an “audit committee financial expert,” meaning that he has (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Mr. Repass acquired these attributes as a public accountant and as a principal financial officer as described above under the heading “Background of Directors and Director Nominees.”

Compensation of Directors

     We reimburse our directors for out-of-pocket expenses incurred in attending Board meetings. In addition, we compensate non-employee directors for attending Board and committee meetings as follows:

	Non-employee director fee		Committee chair fee
	(other than committee chair)		(non-employee directors)
Meeting	In person	By phone	In person	By phone
Board	$2,500	$1,250	N/A	N/A
Audit Committee	$1,250	$625	$1,500	$750
Compensation Committee	$1,000	$500	$1,250	$625

     Our non-employee directors have received initial- and annual grants of options to acquire our common stock under our 1998 Non-Employee Directors Stock Option Plan (“Plan”), as follows:

Name	No. Optioned Shares	Exercise Price
Peter T. Dameris	Initial grant: 100,000	$0.950
	Sept. 2003 (1): 25,000	$2.555
Richard A. Hosley II	Initial grant: 100,000	$1.920
	Nov. 2002: 25,000	$0.990
	Sept. 2003 (1): 25,000	$2.555
Robert E. Repass	Initial grant: 100,000	$1.340
	Jan. 2004 (1): 25,000	$4.045
Armand S. Shapiro	Initial grant: 100,000	$0.990
	Nov. 2002: 25,000	$0.990
	Sept. 2003 (1): 25,000	$2.555

(1)	Subject to shareholder approval of increase in number of shares available under the Plan; see Proposal No. 2 below in this proxy statement.

     Under the existing vesting provisions of the Plan, these options vest in installments over four years, except that they vest in full if BindView is subject to a change in control (as defined in that plan) or if the optionee dies or becomes disabled. The options expire ten years from the date of grant or, if earlier, 90 days after the optionee ceases to be a director or 12 months after the optionee’s death.

Meeting Attendance

     During 2003, the full Board met 13 times in person or by telephone; all directors attended, in person or by telephone, at least 75% of all meetings held by the Board and by the committees on which the directors served during the period of time that such person served on the Board or on such committees. In 2003 the Board acted by written consent one time.

Indebtedness of Directors

     Mr. Pierce is indebted to the Company in the amount of $788,000 plus accrued interest, in the form of a full-recourse promissory note dated December 31, 2001, at 3% interest, due on or before April 30, 2005. The promissory note is in payment, at fair market value, of 400,000 shares of the Company’s restricted common stock granted to Mr. Pierce on December 31, 2001. Payment of the note is secured by a security interest in such shares. See also the discussion under the heading “Employment Agreements and Change of Control Agreements of Named Executive Officers.”

Process for Security Holders to Send Communications to Board of Directors

     BindView shareholders (and holders of any other BindView securities, if any) may send written communications to the Board, and/or to individual directors, to the following address: Attention: General Counsel, BindView Corporation, 5151 San Felipe, Suite 2500, Houston, Texas 77056-3607. Our general counsel, consulting as necessary with outside counsel, will determine which communications will be relayed to Board members and will arrange for those communications to be forwarded.

Policy Concerning Director Attendance at Annual Meetings

     Our Board has adopted a policy encouraging its members to attend our annual shareholder meetings. In 2003, two directors attended the annual meeting.

COMMITTEES OF THE BOARD

Determination of Director Independence

     Rules of the NASDAQ stock market require that a majority of the Board of Directors be “independent,” as defined in NASDAQ Marketplace Rule 4200(a)(15). Under this NASDAQ rule, a director is independent if he or she is not an officer or employee of BindView and does not have any relationship with BindView which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board reviewed the independence of its directors under this NASDAQ rule. During this review, the Board considered transactions and relationships between BindView and each director or any member of his or her family. The Board has determined that Messrs. Dameris, Hosley, Repass, and Shapiro are independent under NASDAQ Marketplace Rule 4200(a)(15).

Administrative Committee

     The Board has an Administrative Committee to approve routine administrative matters such as resolutions required by banks and other financial institutions to open accounts. Messrs. Pulaski and Pierce are the members of the Administrative Committee. In 2003 the Administrative Committee acted by written consent five times.

Audit Committee and its Charter

     The Board has an Audit Committee, comprising three independent directors, which met six times in 2003. The Audit Committee is directly responsible for the appointment, retention, termination, compensation (on behalf o the Company), and oversight of the work of our independent public auditors; among other duties, the Audit Committee reviews issues raised by those auditors as to the scope of their audit and their audit report, including any questions and recommendations they may have relating to our internal accounting and auditing procedures. In 2003, the members of the Audit Committee were Messrs. Dameris, Repass, and Shapiro, each of whom is an independent director as defined by Rule 4200(a)(14) of the National Association of Securities Dealers listing standards.

     The Audit Committee functions in accordance with a written charter adopted by the Board, which is reproduced in Annex B to this proxy statement. The Audit Committee has furnished the following report.

Audit Committee Report

     The Audit Committee has reviewed and discussed with management BindView’s audited financial statements for the year 2003 audited by PricewaterhouseCoopers LLP, BindView’s principal independent public accountants, has discussed with the independent accountants the matters required to be discussed by SAS 61 (Communications with Audit Committees), has received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountant’s independence. Based on the foregoing reviews and discussions, the Audit Committee has recommended to the Board that the company’s financial statements audited by PricewaterhouseCoopers LLP should be included in BindView’s annual report on Form 10-K for 2003.

Audit Committee: Peter T. Dameris Robert D. Repass (Chair) Armand S. Shapiro

Compensation Committee

     The Compensation Committee approves the compensation to be paid to our executive officers and to the members of the Board, as well as grants of stock options and restricted stock awards to such individuals. The Compensation Committee acted by written consent three times in 2003. In 2003, the members of the Compensation Committee were Messrs. Dameris, Hosley, and Shapiro.

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee was an officer or employee of BindView or any of its subsidiaries during fiscal 2003. No executive officer of BindView served during fiscal 2003 as a director or as a member of the Compensation Committee of another entity, one of whose executive officers served as a director or on the Compensation Committee of the Company.

Compensation Committee Report on Executive Compensation

     Notwithstanding anything to the contrary set forth in any of BindView’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might be incorporated by reference in future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be incorporated into such filings.

     The Compensation Committee of the Board, which is composed of non-employee directors, has furnished the following report on executive compensation.

     BindView’s executive compensation program is designed to attract, motivate and retain talented management personnel and to reward management for the company’s successful financial performance and for increasing shareholder value. BindView’s compensation program consists of three principal elements: base salary, performance bonus and stock options. Together these elements comprise total compensation value. The Compensation Committee believes that the total compensation program for executives of BindView is competitive with the compensation programs provided by other comparable companies.

     Base Salary: The Compensation Committee periodically reviews base salaries of executive officers, including the executive officers named in the “Summary of Executive Compensation” discussion below. The factors considered in setting salaries include (but are not necessarily limited to) salaries paid to persons holding comparably-responsible positions at other similarly-situated companies; the applicable cost of living; the company’s overall financial performance; the individual’s past performance and potential with the company; and input from the chief executive officer. The consideration of additional factors and the weight given to any particular factor are within the discretion of the Compensation Committee.

     Annual Performance Bonuses: Total compensation for executive officers also includes cash bonuses in accordance with BindView’s senior-executive bonus plan, with the on-target amount for each incumbent executive officer being specified in the executive officer’s employment agreement with BindView, based on the same factors as described above for executive-officer salaries. Only partial cash bonus awards were paid in 2003, based on BindView’s financial performance for the fiscal year ended December 31, 2002.

     Stock Options: Total compensation for executives also includes long term incentives in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock option grants. Stock options are instrumental in promoting the alignment of long-term interests between BindView’s management and shareholders because an option holder realizes gains only if the stock price increases over the fair market value at the date of grant. In determining the amount of option grants, we evaluate the position of the employee, responsibility of the employee and overall compensation package. Options are normally granted at a strike price of at least fair market value at the date of grant. The long-term value realized by management through option exercises is directly linked to the enhancement of shareholder value.

     CEO Compensation: The base salary and option grant for Eric J. Pulaski in 2003 were based on his position, responsibility, level of experience, and on his individual performance and BindView’s performance. Mr. Pulaski’s bonus for 2003 was based on his individual performance and on BindView’s performance in achieving revenue- and profitability targets set by the Compensation Committee. In May 2003, Mr. Pulaski was granted options, under BindView’s 1998 Omnibus Incentive Plan, to purchase 200,000 shares of BindView’s common stock at its fair market value on the date of the grant ($1.11 per share); these options vest over four years.

     Applicable Tax Code Provision. The compensation committee has reviewed the potential consequences for BindView of Section 162(m) of the Internal Revenue Code, which limits the tax deduction a company can claim for annual compensation in excess of $ 1 million to certain executives. This limit did not affect BindView in 2003. While the Company strives to ensure that it will be able to deduct the compensation it pays, if compliance with Section 162(m) conflicts with the Company’s compensation philosophy, or with what is believed to be in the best interests of the Company and its stockholders, the Company may conclude that paying non-deductible compensation is more consistent with that philosophy and in the Company’s and stockholders’ best interests.

Compensation Committee: Peter T. Dameris Richard A. Hosley II Armand S. Shapiro (Chair)

Nominating Committee

     In January 2004 the Board established a standing Nominating Committee, and in April 2004 it adopted a charter for the Nominating Committee, available at http://www.bindview.com/About/IR/SECFilings.cfm. Under the charter, in any calendar year the Nominating Committee consists of the independent Board members whose terms are not expiring at that year’s annual shareholder meeting. This year the Nominating Committee members are Messrs. Hosley, Repass, and Shapiro, each of whom is an independent director as defined by Rule 4200(a)(14) of the National Association of Securities Dealers listing standards, and its chair is Mr. Hosley. As stated in the charter, the Nominating Committee’s policy is to investigate all suggestions for candidates for membership on the Board, including shareholder nominations, and to recommend prospective directors, as required, to provide an appropriate balance of knowledge, experience and capability on the Board.

     The Nominating Committee will consider nominees for director recommended by BindView security holders. There are no differences in the manner in which the Nominating Committee will evaluate nominees for director based on whether the nominee is recommended by the Committee or by a security holder. Any security holder who wishes to recommend one or more potential director candidates should send such recommendation to the Nominating Committee, along with (a) a signed written statement (i) representing that the recommender is a holder of BindView securities, and (ii) consenting to the release of information to the Nominating Committee sufficient to confirm such representation; (b) the name and address of the person or persons being recommended for nomination; (c) such information concerning the qualifications of each recommended nominee to serve as a director as the recommender may wish to present to the Nominating Committee; (d) a description of all arrangements or understandings between each proposed nominee and any other person or persons (naming such person or persons, including but not limited to the recommender) pursuant to which the proposed nominee is being recommended; (e) such other information (if any) regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations); and (f) the consent of each proposed nominee to serve as a director of BindView if nominated and elected. Such information is to be sent to BindView Corporation, Attention: Nominating Committee, 5151 San Felipe, Suite 2500, Houston Texas 77056-3607, and must be received before November 1st of each year to be considered for the election of directors at the annual meeting to be held in the following year.

     Messrs. Pulaski and Dameris have been nominated, by a unanimous vote of the Nominating Committee and the Board as a whole, for election as Class III directors at the annual meeting. The Nominating Committee has not received any recommendation for director nominations from any other person.

Special Committee on Employee Options

     The Board has established a Special Committee on Employee Options to approve the granting of stock options to employees of the Company and its subsidiaries in accordance with recommendations by management and the requirements and constraints of the applicable Board-approved incentive plan. The committee does not approve the granting of options to executive officers, inasmuch as such grants are the province of the Compensation Committee. Eric J. Pulaski is the member of the Special Committee, which acted by written consent 29 times in 2003.

EXECUTIVE OFFICERS AND COMPENSATION

     The following table shows the names, ages and titles of our executive officers and certain other management personnel. All our executive officers hold office until their respective successors are duly elected and qualified or their earlier resignation or removal. The ages listed below are as of April 15, 2004.

Name	Age	Position
Eric J. Pulaski	40	Chairman, President, and Chief Executive Officer
Edward L. Pierce	47	Executive Vice President and Chief Financial Officer
Arshad Matin	40	Executive Vice President of Product and Technology Operations
Gary S. Margolis	38	Senior Vice President of Research and Development and Chief Technology Officer
Ronald E. Rosenthal	52	Senior Vice President of Worldwide Marketing
Kevin P. Cohn	34	Vice President, Corporate Controller, and Chief Accounting Officer
David S. Flame	41	Vice President, Americas Sales and Field Operations
David E. Lloyd	56	Vice President, International Sales and Field Operations

     Eric J. Pulaski – see discussion above under the heading “Background of Directors and Director Nominees.”

     Edward L. Pierce – see discussion above under the heading “Background of Directors and Director Nominees.”

     Arshad Matin joined BindView on April 13, 2004, as executive vice president of product and technology marketing. From 1995 until joining BindView he was an associate (until July 2000) and then a partner at McKinsey & Company, a global management consulting firm, where, among other duties, he led or co-led several of the firm’s practices in software and services and ERP value capture.

     Gary S. Margolis has worked in software development at BindView since 1992; he became senior vice president of research and development and chief technology officer in July 2001.

     Ronald E. Rosenthal has been BindView’s senior vice president of worldwide marketing since November 2002. From 1997 to 2000, he served as vice president / marketing for Harbinger Corporation in Atlanta, a publicly-traded provider of business-to-business electronic commerce (“e-commerce”) software products and services, before its acquisition by Peregrine Systems, Inc., where he continued to serve as vice president / marketing on multiple assignments through 2002. From 1991 to 1996, Mr. Rosenthal was vice president / marketing for Scientific Software, Inc., a privately-held provider of software solutions for the scientific community, in Atlanta.

     Kevin P. Cohn has been BindView’s vice president and corporate controller since joining the company in May 2001; he was elected chief accounting officer in July 2001. From December 1997 until January 2001 he was employed by Metamor Worldwide Inc., a publicly-traded IT consulting company, most recently as vice president, corporate controller, and chief accounting officer. Before that, Mr. Cohn was employed by Ernst & Young LLP, a Big Four public accounting firm, where he served most recently as an audit manager.

     David S. Flame has been BindView’s vice president, Americas sales and field operations since December 2002. From February 2002 to June 2002 he was employed by Alphablox Corporation, a privately-held provider of analytics software products, as senior vice president – worldwide sales and services. From May 1995 to October 2001 he was employed by BMC Software, Inc., a publicly-traded provider of mainframe-computer and network management software, most recently as vice president-sales for the Americas northeast and before that as vice president-sales and operations for Latin America.

     David E. Lloyd has been BindView’s vice president of international sales and field operations since November 2002. From 1996 to 2002 he was employed by Visual Numerics Inc., a privately held provider of statistical analysis- and visualization software products, in various executive capacities.

Summary of Executive Compensation

     The following table summarizes compensation information for the “Named Executive Officers,” namely (i) each person serving as BindView’s chief executive officer or acting in a similar capacity during the fiscal year ended December 31, 2003; (ii) BindView’s four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of such fiscal year, excluding any executive officer, other than the CEO, whose total annual salary and bonus did not exceed $100,000 for such fiscal year; and (iii) up to two additional individuals for whom disclosure would have been provided under clause (ii) but for the fact that the individual was not serving as an executive officer of BindView at the end of such fiscal year.

				Long-term compensation
		Annual compensation		Restricted	Securities
				stock	underlying	All other
Name and Principal Position	Year	Salary	Bonus	awards	options(#)	compensation (1)
Eric J. Pulaski	2003	$225,000	$63,605	—	200,000	$6,000
Chairman of the Board of	2002	228,125	162,500	—	100,000	5,500
Directors, President, and Chief Executive Officer	2001	81,250	—	—	—	2,438

Edward L. Pierce	2003	200,000	50,000	—	200,000	6,000
Executive Vice President &	2002	200,000	130,000	—	130,000	5,500
Chief Financial Officer	2001	133,333	—	—	—	3,000

Gary S. Margolis	2003	175,000	43,750	—	200,000	6,000
Senior Vice President of	2002	165,570	89,232	—	191,250	5,500
Research & Development and Chief Technology Officer	2001	137,280	2,094	—	50,000	4,181

Ronald E. Rosenthal	2003	175,000	24,558	—	125,000	5,987
Senior Vice President of	2002	26,587	—	—	250,000	—
Worldwide Marketing	2001	—	—	—	—	—

David S. Flame	2003	175,673	161,660	—	200,000	6,000
Vice President , Americas	2002	—	—	—	—	—
Sales and Field Operations	2001	—	—	—	—	—

Notes:

(1)	All other compensation includes BindView’s contributions to the BindView Development Corporation 401(k) Profit Sharing Plan. See also the supplemental notes for certain specific executives, below.

Option Grants for Fiscal Year Ended December 31, 2003

     This table shows information concerning individual grants of stock options made during the year ended December 31, 2003, to each of the Named Executive Officers.

					Potential Realizable Value
		Percent of			at Assumed Annual Rates
	Shares of	Total Options			of Stock Price Appreciation
	Common Stock	Granted to	Exercise		for Option Term (1)
	Underlying	Employees	Price per
Name	Options(#)	During Year	Share($)	Expiration	5%($)	10%($)
Eric J. Pulaski	200,000	5.8%	1.11	5/13	139,614	353,810
Edward L. Pierce	200,000	5.8%	1.11	5/13	139,614	353,810
Gary S. Margolis	200,000	5.8%	1.11	5/13	139,614	353,810
Ronald E. Rosenthal	125,000	3.6%	1.11	5/13	87,258	221,131
David S. Flame	200,000	5.8%	1.40	1/13	175,460	444,653

Note:

(1)	The potential realizable value of the options is based on an assumed appreciation in the price of the common stock at a compounded annual rate of 5% or 10% from the date the option was granted until the date the option expires. The 5% and 10% appreciation rates are set forth in the Securities and Exchange Commission’s regulations. BindView does not represent that the common stock will appreciate at these assumed rates.

Option Exercises and Fiscal Year End Option Values

     This table shows all stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2003, and the number and value of options each held at fiscal year end.

			Number of
			securities underlying		Value of unexercised
			Unexercised options at		“in-the-money” options at
	Shares	Value	December 31, 2003(#)		December 31, 2003($)(1)
	acquired on	realized
	exercise(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Eric J. Pulaski	—	—	37,500	262,500	83,438	671,063
Edward L. Pierce	—	—	48,750	281,250	108,469	712,781
Gary S. Margolis	—	—	265,312	355,938	177,917	855,883
Ronald E. Rosenthal	—	—	62,500	312,500	172,500	850,000
David S. Flame	—	—	—	200,000	—	475,000

Note:

(1)	The value of the unexercised “in-the-money” options equals the difference between the option exercise price and the closing price of BindView stock at fiscal year end, multiplied by the number of shares underlying the options. The closing price of BindView stock on December 31, 2003, as reported on the NASDAQ Stock Market, was $3.77 per share.

Employment Agreements and Change of Control Agreements of Named Executive Officers

     We have employment agreements with all of the Named Executive Officers. Under our respective employment agreements with Messrs. Pulaski, Margolis, Rosenthal, and Flame, each of these officers is entitled to receive (a) a base salary, plus (b) contingent incentive bonus compensation based on achievement of certain management objectives in accordance with a plan approved annually by the Compensation Committee of the Board. BindView may terminate the employment of any of these officers with or without cause, and the officers may resign for any reason, in either case by written notice. If BindView terminates the employment of any of these officers other than for cause or disability, or if the officer resigns for good reason (as defined in the agreement), then the officer is entitled to a severance period as stated in his or her respective employment agreement, during which he continues to receive his base salary along with medical / health benefits.

     We have change-of-control agreements with all of the Named Executive Officers. Under our respective change-of-control agreements with Messrs. Pulaski, Margolis, Rosenthal, and Flame, each of these officers’ options will become fully vested in the event of a change of control (as defined in the agreement), and the officers will be entitled to exercise any vested, unexercised options for a period of time after the date of termination of employment. If, in connection with a change of control (as defined in the agreement), the employment of any of these officers is terminated other than for cause or he resigns for good reason (as defined in the agreement), then the officer is entitled to (a) all severance benefits provided in the employment agreement; (b) a special severance payment in an amount equal to, and in addition to, the officer’s base salary during the severance period defined in the employment agreement; and (c) continuation of insurance-related benefits for a period of time as stated in his or her respective change-of-control agreement. If any payment by BindView to such an officer would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax, then the officer is entitled to receive a gross-up payment, in an amount such that, after payment by the individual of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax imposed upon the gross-up payment, the individual retains an amount of the gross-up payment equal to the excise tax imposed upon the payments.

     Mr. Pierce’s employment agreement provides for (a) a base salary; (b) a guaranteed signing bonus payable in installments but deferrable at his option (and which to date Mr. Pierce has in fact elected to defer); and (c) contingent incentive bonus compensation based on achievement of certain management objectives in accordance with a plan approved annually by the Compensation Committee of the Board. If BindView terminates Mr. Pierce’s employment other than for cause or disability, or if he resigns for good reason (as defined in the employment agreement), then he is entitled to (1) a severance period, during which he continues to receive his base salary along with medical / health benefits, and (2) payment of a pro-rated bonus at target for the fiscal year in which his employment ends.

     In December 2001, the Company, under the terms of a restricted stock agreement, issued 400,000 shares of restricted common stock to Mr. Pierce at $1.97 per share (its fair market value as of that date) in exchange for a full recourse, interest-bearing promissory note in the amount of $788,000. The restricted common stock vests over a four-year period beginning April 30, 2001 (the starting date of Mr. Pierce’s employment). Mr. Pierce’s restricted-stock agreement with the Company requires him, before selling any of his vested restricted shares, to make certain payments on the principal and interest of his promissory note to the Company in payment of the purchase price of such shares, in an amount determined by a schedule in the restricted-stock agreement.

Code of Conduct

     We have adopted, and the Board has approved, a code of conduct applicable to all employees, including the chief executive officer and chief financial officer, and to all members of the Board of Directors. The code of ethics is available at our Web site at http://www.bindview.com/About/IR/SECFilings.cfm.

(Continued on next page)

COMMON STOCK PERFORMANCE COMPARISONS

     The following performance graph compares the performance of BindView’s common stock to the Nasdaq Stock Market (U.S.) Index and the Standard & Poor’s Computers (Software & Services) Index. The graph assumes an investment in BindView’s common stock and each index of $100 at June 30, 1998, in the case of the indexes and at July 24, 1998, the effective date of BindView’s initial public offering, in the case of BindView stock, and that all dividends, if any, were reinvested.

     This graph is based on historical data and not necessarily indicative of future performance. This graph shall not be deemed “soliciting material” nor “filed” with the Securities and Exchange Commission nor subject to the Regulations of 14A or 14C under the Exchange Act or subject to the liabilities of Section 18 under the Exchange Act.

* $100 invested on 12/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of April 1, 2004, with respect to (a) persons known to us to be beneficial owners of more than five percent (5%) of the outstanding shares of BindView’s common stock, (b) the Named Executive Officers identified in the Summary of Executive Compensation appearing elsewhere in this proxy statement and our directors and (c) all of our executive officers and directors as a group. Unless otherwise noted, we believe that all persons named in this table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

			No. of Options
			Exercisable Within
Beneficial Owner	Shares (1)	Percentage (1)	60 Days (1)
Named Executive Officers
Eric J. Pulaski (2, 3)	8,857,002	18.71%	100,000
Edward L. Pierce (3)	551,242	1.16%	115,000
Gary S. Margolis	404,790	*	350,468
Ronald E. Rosenthal	125,000	*	125,000
David S. Flame	68,702	*	62,500

Directors (non-employee)
Peter T. Dameris	17,500	*	17,500
Richard A. Hosley II	109,375	*	109,375
Robert D. Repass	31,250	*	31,250
Armand S. Shapiro	71,875	*	71,875

All executive officers and
directors as a group (aggregate)	10,754,464	21.61%	982,968

Ziff Asset Management L.P. (2, 4)	2,503,600	5.26%
PBK Holdings, Inc. (2, 4)
Philip B. Korsant (2, 4)

* Less than 1%

(1)	Each beneficial owner’s percentage ownership is determined by assuming that he or she exercised any stock options that are or become exercisable within 60 days. The numbers of shares and options are based on our option-grant records; on public filings such as Form 3 and Form 4 filings; and (in the case of current Named Executive Officers and directors) on information supplied by the named persons.

(2)	Holder of more than five percent (5%) of outstanding shares of common stock

(3)	Also a member of the Board of Directors.

(4)	These shares are described as being beneficially owned by the listed owners in a Schedule 13G/A filed with the Securities and Exchange Commission on Feb. 12, 2004.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Mr. Pierce is indebted to BindView as described above under the subheading “Indebtedness of Directors.”

PROPOSAL 2: TO APPROVE AN AMENDMENT TO
THE 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Board is recommending that the shareholders approve an amendment (the “Plan Amendment”) to the BindView Development Corporation 1998 Non-Employee Director Stock Option (the “Plan”) as previously amended through October 22, 2002. The Plan Amendment increases the number of shares reserved for issuance under the Plan from 500,000 shares to 1 million shares, such increase representing approximately 1% of the Company’s common stock outstanding at April 1, 2004, and makes other changes in the Plan as described in more detail below. The text of the Plan as amended is set forth in Annex A to this proxy statement.

Summary of the Plan

     The following summary does not purport to be a complete description of the Plan and is qualified in its entirety by reference to the Plan. The Board of Directors adopted the Plan effective in January 1998. The Plan provides for the granting, to non-employee directors, of options to purchase shares of our common stock. We currently have four non-employee directors eligible to participate in the Plan. The Plan provides in part that:

•	On the date that a new non-employee director is elected to the Board, he or she shall be granted an option to purchase 100,000 shares at an exercise price equal to the Fair Market Value of our stock on the grant date. Fair Market Value is computed as the average of the high and low prices of our stock on the grant date.

•	In each calendar year, on or after our annual shareholder meeting, each non-employee director who was a director at the time of, and continues to serve as a director after, the annual meeting, may be granted an option to purchase up to 25,000 shares of stock at Fair Market Value (sometimes referred to as an “annual grant”).

•	Any options granted will vest pro-rata over four years (the Plan Amendment reduces this to three years), with the initial vesting taking place one year after the grant date and subsequent vesting taking place in equal quarterly installments thereafter.

•	In the event of a change of control (as defined in the Plan), all options will become fully vested.

     The Plan provides that all options granted under the Plan are “nonqualified options” that are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended.

Reasons for the Plan Amendment

     We believe it is in BindView’s best interests to attract and retain experienced and knowledgeable “outside” directors and to increase the proprietary interest of those directors in our long-term success. Under the Plan, we provide non-employee directors with additional incentives to increase shareholder value. Toward that end, we propose to amend the Plan as follows:

•	increasing the aggregate number of shares of our common stock available for issuance to non-employee directors under that plan by 500,000 shares, to a new total of 1,000,000 shares, so as to provide shares necessary for annual grants to existing non-employee directors and for grants to possible new non-employee directors;

•	changing the vesting period from four years to three years, to coincide with a director’s three-year term;

•	permitting the Board to partially or fully accelerate the vesting of any stock options held by a non-employee Board member in connection with his or her resignation from the Board, for the purpose of giving the Board more negotiating flexibility if it should ever determine to request the resignation of a director; and

•	permitting the Board to issue restricted stock to non-employee directors in lieu of granting stock options, or to issue a combination of stock options and restricted stock, subject to the same share limitations and similar vesting requirements as stock-option grants.

New Plan Benefits

Name and Position	Purchase Price ($)	Benefit ($) (1)	Number of Units
Eric J. Pulaski, chairman,	N/A	N/A	N/A
president, and chief executive officer
Named Executive Officers,	N/A	N/A	N/A
individually or as a group
Other executive officers as a group	N/A	N/A	N/A
Employees other than executive	N/A	N/A	N/A
officers, as a group
Peter T. Dameris	$2.555	$28,750	25,000
Richard A. Hosley II	$2.555	$28,750	25,000
Robert E. Repass	$4.045	N/A (2)	25,000
Armand S. Shapiro	$2.555	$28,750	25,000

Notes:

(1)	Difference between (i) participants’ purchase price at the date of purchase and (ii) fair market value, estimated by averaging the high ($3.85) and low ($3.55) prices per share of BindView’s common stock at December 31, 2003, and multiplying the resulting average ($3.70) by the number of optioned shares.

(2)	Mr. Repass’s above-listed options, granted on Jan. 27, 2004, are at an exercise price above the average price of BindView’s common stock at December 31, 2003.

Equity Compensation Plan Information

     The following table sets forth information as of December 31, 2003, with respect to the Company’s compensation plans under which equity securities are authorized for issuance:

			(c) Number of Securities
			Remaining Available for
	(a) Number of		Future Issuance Under
	Securities to be Issued	(b) Weighted-Average	Equity Compensation Plans
	Upon Exercise of	Exercise Price of	(excluding securities
Plan Category	Outstanding Options	Outstanding Options	reflected in column(a))(3)
Equity compensation plans approved by security holders (1)	4,713,100	$3.05	5,053,286
Equity compensation plans not approved by security holders (2)	4,925,415	2.04	687,072

Total	9,638,515	$2.54	5,740,358

Notes:

(1)	BindView’s shareholder-approved stock-option plans (including plans approved by the shareholders prior to the Company’s initial public offering in 1998) are the 1998 Omnibus Incentive Plan; the 1997 Incentive Plan; the 1996 Incentive Stock Option Plan, and the 1996 Stock Option Plan. See note 8 to the financial statements accompanying the annual report on Form 10-K filed March 30, 2004, for additional details about the number of shares reserved for issuance; the number of options outstanding and available for issuance; and the number and weighted-average exercise price of the options exercisable, under the respective plans at December 31, 2003. These plans generally provide for the issuance to employees of options to purchase BindView’s common stock, no par value (“Common Stock”) when approved by the Board of Directors or a committee thereof; for vesting of the options over a period of time; and for forfeiture of unexercised options if the optionee resigns or the optionee’s employment is terminated.

(2)	BindView’s non-shareholder approved stock-option plans are the 1997 Nonqualified Stock Option Plan; the 1998 Non-Employee Director Stock Option Plan; the 2000 Indian Stock Option Plan; the 2000 Employee Incentive Plan; the [Netect] 1998 International Employee Stock Option Plan; the 1997 Entevo Stock Plan, and the 1998 [Entevo] Indian Stock Option Plan. See note 8 to the financial statements accompanying the annual report on Form 10-K filed March 30, 2004, for additional details about the number of shares reserved for issuance; the number of options outstanding and available for issuance; and the number and weighted-average exercise price of the options exercisable, under the respective plans at December 31, 2003. In connection with the respective mergers of Netect and Entevo with the Company, the options previously granted under the plans identified above as Netect or Entevo plans were exchanged for options to purchase the Company’s common stock using an exchange ratio, which is reflected in the amounts listed in the financial statements. Certain local regulatory restrictions apply to the 2000 Indian Stock Option Plan. The plans not identified above as Netect or Entevo plans generally provide for the issuance to employees (or, in the case of the Non-Employee Director Stock Option Plan, to non- employee members of the Board of Directors) of options to purchase BindView’s common stock, no par value (“Common Stock”) when approved by the Board of Directors or a committee thereof; for vesting of the options over a period of time; and for forfeiture of unexercised options if the optionee resigns or the optionee’s employment is terminated.

(3)	The Company also maintains an Employee Stock Purchase Plan described in note 8 to the financial statements accompanying the Annual Report on Form 10-K filed March 30, 2004. The Company originally reserved 1,000,000 shares for issuance under this plan. An additional 1,000,000 shares were authorized for issuance during 2003 and received shareholder approval during the Company’s 2003 Annual Meeting of Shareholders. As of December 31, 2003, there are 742,884 shares remaining available for issuance.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PLAN AMENDMENT. Approval of the Plan Amendment requires the vote of a majority of the shares present at the meeting in person or by proxy; abstentions will therefore count as a vote against the proposal. Broker non-votes will not be treated as a vote for or against the proposal and will not affect the outcome of the proposal.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP served as BindView’s principal independent public accountants for the 2003 fiscal year and are expected to be selected by the Audit Committee to serve as BindView’s principal independent public accounts for the 2004 fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to attend the shareholder meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees

     The aggregate fees billed for professional services rendered for the audit of the company’s annual financial statements, and for reviews of the financial statements included in the company’s Forms 10-Q, for the 2003 and 2002 fiscal years, were $251,942 and $366,793, respectively.

Audit-Related Fees

     For the fiscal years 2003 and 2002, there were no fees billed for assurance and related services by our principal independent accountants that (i) were reasonably related to the performance of the audit or review of the registrant’s financial statements and (ii) are not reported above under the heading “Audit Fees.”

Tax Fees

     The aggregate fees billed for services rendered by our principal independent accountants for tax compliance, tax advice, and tax planning for the 2003 and 2002 fiscal years were $35,083 and $82,628, respectively. Those fees re-

lated primarily to preparation of our U.S. federal income tax return; review of our state income / franchise tax filings in various jurisdictions in United States; local tax services for our foreign subsidiaries; and tax services for transfer pricing.

All Other Fees

     The aggregate fees billed for services rendered by the company’s principal accountants, other than for services discussed above, for fiscal years 2003 and 2002 were $37,580 and $18,500, respectively. Those fees related primarily to the audit of our benefit programs.

Audit Committee Pre-Approval

     The Audit Committee has adopted a policy requiring that the committee pre-approve services by our auditors. The policy provides that it is the responsibility of the Audit Committee to ensure that, at each quarterly meeting (or between meetings to the extent that an interim requirement arises), the committee is presented with a schedule describing services to be pre-approved. The schedule must be accompanied with documentation concerning (i) the nature and scope of the proposed services and (ii) the estimated fees and expenses associated with the proposed services, in such detail as the committee may require in its discretion.

     No fees for Non-Audit Services, as defined below, for either the 2003 or 2002 fiscal years, were approved “after the fact” pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X, promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. That rule states that the pre-approval requirement is waived if, among other conditions, the Non-Audit Services in question (a) are promptly brought to the attention of the Audit Committee and (b) are approved, prior to the completion of the audit, either (i) by the Audit Committee or (ii) by one or more members of the Audit Committee who are also Board members and to whom the Audit Committee has delegated the authority to grant such approvals. As used above, the term “Non-Audit Services” means services other than audit, review, and attestation.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires BindView’s officers, directors and persons who own more than 10% of a registered class of BindView’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the regulation to furnish BindView with copies of all Section 16(a) reports they file. We have reviewed the Section 16(a) reports that were provided to us for the fiscal year ended December 31, 2003, and we believe that all required such reports were timely filed.

PROPOSALS FOR NEXT ANNUAL MEETING; OTHER MATTERS

     If you are a holder of BindView common stock and wish to make a proposal to be presented at our 2005 annual meeting of shareholders, you must send it to us at our principal executive offices, Attention: Corporate Secretary, 5151 San Felipe, 25th Floor, Houston, Texas 77056, so that it is received no later than December 23, 2004. If you do so, and your proposal complies with other requirements of applicable law and regulations (if any), then your proposal will be included in the proxy statement and form of proxy relating to that meeting.

     BindView is paying the cost of this solicitation of proxies. In addition to solicitation by use of the mails, the directors, officers or employees of BindView may solicit the return of proxies by telephone, telecopy or in person.

# # #

ANNEX A

BINDVIEW DEVELOPMENT CORPORATION

1998 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

(As previously amended through Oct. 22, 2002. Additional amendments as of Sept. 2, 2003 are indicated by underlining and or by a “[NEW]” designation)

1.	Purpose

2.	Effective Date of Plan

3.	Administration

4.	Dedicated Shares

5.	Grant of Options

6.	Eligibility

7.	Option Grant Size and Grant Dates

8.	Option Price; Fair Market Value

9.	Duration of Options

10.	Amount Exercisable

11.	Exercise of Options

12.	Non-Transferability of Options

13.	Termination of Directorship of Optionee

14.	Requirements of Law

15.	No Rights as Stockholder

16.	No Obligation to Retain Optionee

17.	Changes in the Company’s Capital Structure

18.	Termination and Amendment of Plan

19.	Written Agreement

20.	Indemnification of Board

21.	Forfeitures

22	Restricted Stock Awards

23.	Gender

24.	Headings

25.	Governing Law

          1. Purpose. The BindView Development Corporation 1998 Non-Employee Director Stock Option Incentive Plan (the “Plan”) of BindView Development Corporation (the “Company”) is for the benefit of members of the Board of Directors of the Company who, at the time of their service, are not employees of the Company or any of its affiliates, by providing them an opportunity to become owners of the Common Stock, no par value, of the Company (the “Stock”), thereby advancing the best interests of the Company by increasing their proprietary interest in the success of the Company and encouraging them to continue in their present capacity.

          2. Effective Date of Plan. The Plan is effective January 5, 1998, if within one year of that date it shall have been approved by the holders of at least a majority of the outstanding shares of voting stock of the Company voting in person or by proxy at a duly held shareholders’ meeting, or if the provisions of the corporate charter, bylaws or applicable state law prescribes a greater degree of shareholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of shareholders, or in either case by a consent in lieu of a meeting if permitted by the corporate charter, bylaws and applicable law.

          3. Administration. The Plan shall be administered by the Board of Directors of the Company (the “Board”). Subject to the terms of the Plan, the Board shall have the power to construe the provisions of the Plan, Options, Restricted Stock (as defined in Paragraph 22 below), and Stock issued hereunder, to determine all questions arising hereunder, and to adopt and amend such rules and regulations for administering the Plan as the Board deems desirable.

          4. Dedicated Shares. The Effective upon shareholder approval at the Company’s 2004 annual meeting, the total number of shares of Stock with respect to which Initial Grants or Annual Grants (collectively, the “Options”) may be granted under this Plan shall not exceed, in the aggregate one million (1,000,000) shares; provided, that the class and aggregate number of shares of Stock which may be granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 17. The shares of Stock may be treasury shares or authorized but unissued shares of Stock. In the event that any outstanding Option shall expire or is terminated or canceled for any reason, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option or Options under the Plan.

          5. Grant of Options. All Options granted under the Plan shall be Nonqualified Options which are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). No options shall be granted under the Plan subsequent to January 4, 2008.

          6. Eligibility. The individuals who shall be eligible to receive Options under the Plan shall be each member of the Board who is not an employee of the Company or any affiliate of the Company (“Eligible Director”).

          7. Option Grant Size and Grant Dates.

          On the day the Eligible Director is first elected or appointed to be a director (whichever is applicable), the Eligible Director shall be granted an Option to purchase up to 100,000 shares of Stock on the terms and conditions set forth herein (an “Initial Grant”).

          In each calendar year, on or after the annual meeting of the Company’s shareholders, each Eligible Director who was a director at the time of, and continues to serve as a director after, such annual meeting, may be granted an Option to purchase up to 25,000 shares of Stock on the terms and conditions set forth herein (an “Annual Grant”).

          Subject only to any applicable limitations set out in this Plan, the number of shares of Stock to be covered by any Option granted to an Eligible Director shall be as determined by the Board. Notwithstanding the provisions of Section 17, the number of shares of Stock which may subsequently be awarded pursuant to this Section 7 shall not increase but may be decreased if appropriate under Section 17. If service of an Eligible Director who previously received an Initial Grant terminates and the Director is subsequently elected or appointed to the Board, that Director shall not be eligible to receive a second Initial Grant.

          If the General Counsel of the Company determines, in his sole discretion, that the Company is in possession of material, nonpublic information about the Company or any of its subsidiaries, he may suspend granting of the Initial Grant or Annual Grant to each Eligible Director until the second trading day after public dissemination of that information, and the determination by the General Counsel that issuance of the Options is then appropriate.

          8. Option Price; Fair Market Value. The price at which shares of Stock may be purchased by each Eligible Director (the “Optionee”) pursuant to his Initial Grant or Annual Grant, shall be 100% of the “Fair Market Value” of the shares of Stock on the date of grant of the Initial Grant or Annual Grant, as applicable.

          For all purposes of this Plan, the “Fair Market Value” of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the NASDAQ National Market System; or (c) if the Stock is not listed on the NASDAQ National Market System, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; (d) for any Options issued prior to the initial public offering of the Stock, the initial public offering price; or (e) if none of the foregoing is applicable, the average between the closing bid and ask prices per share of stock on the last preceding date on which those prices were reported or that amount as determined by the Board.

          9. Duration of Options. The term of each Option shall be ten years from the date of grant. No Option shall be exercisable after the expiration of ten years from the date the Option is granted.

          10. Amount Exercisable. (a) Each Option hereunder shall become exercisable on a cumulative basis over four years as follows: (1) one-third (33%) on the first annual anniversary of the grant of the Option, and (b) (2) an additional one-twelfth (8.33%) each three months after such first annual anniversary. (b) The Board may in its discretion partially or fully accelerate the exercisability of any outstanding Option in connection with the Optionee’s resignation from the Board. (c) Upon a Change of Control, each Option shall become immediately exercisable. For this purpose, a “Change in Control” shall have occurred if, after the Effective Date of the Plan:

          (i) a report on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) shall be filed with the Commission pursuant to the Exchange Act and that report discloses that any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), is the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 20 percent or more of the outstanding Voting Stock;

          (ii) any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), shall purchase securities pursuant to a tender offer or exchange offer to acquire any Voting Stock (or any securities convertible into Voting Stock) and, immediately after consummation of that purchase, that person is the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 20 percent or more of the outstanding Voting Stock (such person’s beneficial ownership to be determined, in the case of rights to acquire Voting Stock, pursuant to paragraph (d) of Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act);

          (iii) the consummation of:

                    (x) a merger, consolidation or reorganization of the Company with or into any other person if (a) the Company is not the surviving entity or (b) as a result of such merger, consolidation or reorganization, 50 percent or less of the combined voting power of the then-outstanding securities of such other person immediately after such merger, consolidation or reorganization are held in the aggregate by the holders of Voting Stock immediately prior to such merger, consolidation or reorganization;

                    (y) any sale, lease, exchange or other transfer of all or substantially all the assets of the Company and its consolidated subsidiaries to any other person if as a result of such sale, lease, exchange or other transfer, 50 percent or less of the combined voting power of the then-outstanding securities of such other person immediately after such sale, lease, exchange or other transfer are held in the aggregate by the holders of Voting Stock immediately prior to such sale, lease, exchange or other transfer; or

                    (z) a transaction immediately after the consummation of which any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act) would be the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of more than 50 percent of the outstanding Voting Stock;

          (iv) the stockholders of the Company approve the dissolution of the Company; or

          (v) during any period of 12 consecutive months, the individuals who at the beginning of that period constituted the Board of Directors shall cease to constitute a majority of the Board of Directors, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least a two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

                    “Voting Stock” means shares of the capital stock of the Company the holders of which are entitled to vote for the election of directors, but excluding shares entitled to so vote only upon the occurrence of a contingency unless that contingency shall have occurred.

          11. Exercise of Options. Each Option shall be exercised by the delivery of written notice to the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with: (a) cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares, (b) Mature Shares at their Fair Market Value on the date of exercise, (c) payment to the Company, through a broker-assisted exercise that is approved by the Committee, for an amount equal to the option price of the shares, (d) any combination of (a), (b), or (c), and/or (e) any other form of payment which is acceptable to the Committee, and specifying the address to which the certificates for the shares are to be mailed.

               As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Eligible Director certificates for the number of shares with respect to which the Option has been exercised, issued in the Eligible Director’s name.

               Whenever an Option is exercised by exchanging Mature Shares owned by the Optionee, the Optionee shall deliver to the Company certificates registered in the name of the Optionee representing a number of Mature Shares legally and beneficially owned by the Optionee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates, (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.

               If Mature Shares are used in payment, the aggregate Fair Market Value of the Mature Shares tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft, or postal or express money order payable to the order of the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Eligible Director, at the address specified by the Eligible Director.

               Notwithstanding any other provision of the Plan, the Committee shall have the authority to cause an Optionee to utilize a different method of exercise if the method selected by the Optionee could result in adverse accounting treatment for the Company.

               “Mature Shares” means shares of Stock that have been legally and beneficially owned by the Optionee for at least six months.

          12. Non-Transferability of Options. Options shall not be transferable by the Optionee other than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee’s lifetime, only by him. Notwithstanding any provision in this Plan to the contrary, an Eligible Director may transfer an Option to an Immediate Family Member or an entity controlled by an Eligible Director or an Immediate Family Member, provided, however, no further transfer shall be made except by operation of law or a transfer back to such Eligible Director or such other transfer which may be approved by the Board. For this purpose, “Immediate Family Member” means an Eligible Director’s children, grandchildren or spouse, or a trust for the benefit of such Immediate Family Members.

          13. Termination of Directorship of Optionee. If, before the date of expiration of the Option, the Optionee shall cease to be a director of the Company, the Option shall terminate on the earlier of the date of expiration or 90 days after the date of ceasing to serve as a director. In this event, the Optionee shall have the right, prior to the termination of the Option, to exercise the Option if he was entitled to exercise immediately prior to ceasing to serve as a director.

          Upon the death or disability of the Optionee while serving as a director, his options shall become fully vested and, in the case of death his executors, administrators, or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the earlier of the date of expiration of the Option or 12 months following the date of his death, to exercise the Option, in whole or in part.

          14. Requirements of Law. The Company shall not be required to sell or issue any Stock under any Option if issuing that Stock would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option, the Company shall not be required to issue any Stock unless the Company has received evidence satisfactory to it to the effect that the holder of that Option will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Company on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option, or the issuance of shares under it, to comply with any law or regulation of any governmental authority.

          15. No Rights as Stockholder. No Optionee shall have any rights as a stockholder with respect to Stock covered by any Option until the date a stock certificate is issued for the Stock, and, except as otherwise provided in Paragraph 17 hereof, no adjustment for dividends, or otherwise, shall be made if the record date thereof is prior to the date of issuance of such certificate.

          16. No Obligation to Retain Optionee. The granting of any Option shall not impose upon the Company or its stockholders any obligation to retain or continue to retain any Optionee or nominate any Optionee for election to continue in his capacity as a director of the Company. The right of the Company, the Board of Directors, and the Stockholders to terminate the service of any Optionee as a director shall not be diminished or affected by reason of the fact that one or more Options have been or would be granted to him.

          17 Changes in the Company’s Capital Structure. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

               If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock with respect to which Options may be granted under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then available for grant, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

               If while unexercised Options remain outstanding under the Plan (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (iii) the Company is to be dissolved, or (iv) the Company is a party to any other corporate transaction (as defined under Section 424(a) of the Code and applicable Treasury Regulations) that is not described in clauses (i), (ii) or (iii) of this sentence (each such event is referred to herein as a “Corporate Change”), then (x) except as otherwise provided in an Option Agreement or as a result of the Board’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Option then outstanding may be exercised, and (y) no later than ten (10) days after the approval by the stockholders of the Company of such Corporate Change, the Board, acting in its sole and absolute discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual Optionee:

          (1) accelerate the time at which some or all of the Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Board, after which specified date all such Options that remain unexercised and all rights of Optionees thereunder shall terminate,

          (2) require the mandatory surrender to the Company by all or selected Optionees of some or all of the then outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of this Plan or the Option Agreements evidencing such Options) as of a date, before or after such Corporate Change, specified by the Board, in which event the Board shall thereupon cancel such Options and the Company shall pay to each such Optionee an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise price(s) under such Options for such shares,

          (3) with respect to all or selected Optionees, have some or all of their then outstanding Options (whether vested or unvested) assumed or have a new Option substituted for some or all of their then outstanding Options (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing him, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the shares subject to the Option immediately after the assumption or substitution over the aggregate exercise price of such shares is equal to the excess of the aggregate fair market value of all shares subject to the Option immediately before such assumption or substitution over the aggregate exercise price of such             shares, and (B) the assumed rights under such existing Option or the substituted rights under such new Option as the case may be will have the same terms and conditions as the rights under the existing Option assumed or substituted for, as the case may be,

          (4) provide that the number and class of shares of Stock covered by an Option (whether vested or unvested) theretofore granted shall be adjusted so that such Option when exercised shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement and/or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option, or

          (5) make such adjustments to Options then outstanding as the Board deems appropriate to reflect such Corporate Change (provided, however, that the Board may determine in its sole and absolute discretion that no such adjustment is necessary).

          In effecting one or more of alternatives (3), (4) or (5) above, and except as otherwise may be provided in an Option Agreement, the Board, in its sole and absolute discretion and without the consent or approval of any Optionee, may accelerate the time at which some or all Options then outstanding may be exercised.

               In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Option and not otherwise provided for by this Section 4.5, any outstanding Options and any agreements evidencing such Options shall be subject to adjustment by the Board in its sole and absolute discretion as to the number and price of shares of stock or other consideration subject to such Options. In the event of any such change in the outstanding Stock, the aggregate number of shares available under this Plan may be appropriately adjusted by the Board, whose determination shall be conclusive.

               The issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Options.

          18. Termination and Amendment of Plan.

          (a) The Board may amend, terminate or suspend the Plan at any time and from time to time, in its sole and absolute discretion, in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the shares of Stock are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans without shareholder approval.

          (b) The Board shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option to reduce the option price. Furthermore, no Option shall be canceled and replaced with awards having a lower option price without further approval of the shareholders of the Company. This Section is intended to prohibit the unlimited repricing of “underwater” Options without the further approval of the shareholders of the Company and shall not be construed to prohibit the adjustments provided for in Section 17 of this Plan.

          19. Written Agreement. Each Option granted hereunder shall be embodied in a written agreement, which shall be subject to the terms and conditions of this Plan and shall be signed by the Optionee and by the

Chairman of the Board, the Vice Chairman, the President or any Vice President of the Company for and in the name and on behalf of the Company.

          20. Indemnification of Board. With respect to administration of the Plan, the Company shall indemnify each present and future member of the Board of Directors against, and each member of the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Board of Directors, whether or not he continues to be a member of the Board of Directors at the time of incurring the expenses. However, this indemnity shall not include any expenses incurred by any member of the Board of Directors (a) in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Board of Directors, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Board of Directors and shall be in addition to all other rights to which a member of the Board of Directors may be entitled as a matter of law, contract, or otherwise.

          21. Forfeitures. Notwithstanding any other provision of this Plan, if, before or after termination of the Optionee’s capacity as a director of the Company, there is an adjudication by a court of competent jurisdiction that the Optionee committed fraud, embezzlement, theft, commission of felony, or proven dishonesty in the course of his advisory relationship to the Company and its affiliates which conduct materially damaged the Company or its affiliates, or disclosed trade secrets of the Company or its affiliates, then any outstanding options which have not been exercised by Optionee shall be forfeited. In order to provide the Company with an opportunity to enforce this Section, an Option may not be exercised if a lawsuit alleging that an action described in the preceding sentence has taken place until a final resolution of the lawsuit favorable to the Optionee.

          22. Restricted Stock Awards. [NEW] Subject to the provisions of this Plan, the Board may issue, to any Eligible Director, shares of “Restricted Stock” (which may be referred to as “Restricted Shares”), namely shares of Stock subject to restrictions to be set out in an agreement between the Company and the Eligible Director entered into pursuant to this Plan (“Restricted Stock Agreement”). The terms and conditions of the Restricted Stock Agreement shall be determined by the Board consistent with the terms of this Plan and shall conform to the signature requirements of Section 10. In the discretion of the Board, an award of Restricted Stock may be made as a grant of Restricted Shares or as a right to receive Stock (or its cash equivalent or a combination of both) in the future.

          (a) Limitation on Awards of Restricted Stock.

               (1) In any calendar year, an Eligible Director may be awarded Restricted Shares regardless whether he or she is granted an Option in that year. However, the sum of (i) the number of Restricted Shares so awarded, plus (ii) the number of shares of Stock subject to such Option, if any, may not exceed the maximum Option size (in number of shares) that may be granted to such Eligible Director in that calendar year under Section 7. EXAMPLE: If an Eligible Director receives an Annual Grant of an Option to purchase 20,000 shares of Stock in a particular calendar year, then in that year he or she may be awarded up to, but not more than, 5,000 Restricted Shares, so that his or her total for the year does not exceed the 25,000-share limit on Annual Grants in Section 7.

               (2) The sum of (i) the aggregate number of Restricted Shares awarded under this Plan, plus (ii) the aggregate number of shares of Stock subject to Options granted under this Plan, may not exceed the number of Shares reserved for issuance under Section 4. EXAMPLE: If Options have been granted to Eligible Directors to purchase an aggregate of 750,000 Shares, then no more than an aggregate of 250,000 Restricted Shares may be issued to Eligible Directors, so that the total does not exceed the 1,000,000 Shares dedicated for issuance under this Plan in Section 4.

          (b) Pricing of Restricted Shares. Restricted Shares may be issued to an Eligible Director for no payment, or for a payment at, above, or below the Fair Market Value on the date of grant, in any case as determined by the Board.

          (c) Stock Certificate. Restricted Shares shall be registered in the name of the Eligible Director receiving the Restricted Shares and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Stock represented by it is restricted by and subject to the terms and conditions (including conditions of forfeiture) contained in the BindView Development Corporation Non-Employee Director Incentive Plan, and an agreement entered into between the registered owner and the Company, including any shareholders agreement. A copy of the Plan and agreement is on file in the office of the Secretary of the Company.

          (d) Restrictions. Restricted Shares shall be subject to such restrictions on sale, transfer, alienation, pledge or other encumbrance as are specified in the Restricted Stock Agreement. Such restrictions shall include without limitation the following, regardless whether expressly set forth in the Restricted Stock Agreement:

               (1) a prohibition against the sale, transfer, alienation, pledge or other encumbrance of the Restricted Shares, except that any Restricted Shares that are subject to such prohibition may nevertheless be transferred in the same manner as Options under Section 12. Such prohibition shall lapse in the same way(s) and on the same schedule(s) (including without limitation any automatic or discretionary accelerated vesting), as though an Option for the same number of Shares had been granted on the same date as the issuance of the Restricted Shares; and

               (2) a requirement that the Eligible Director forfeit Restricted Shares (or, if purchased by the Eligible Director, resell Restricted Shares back to the Company at cost) in any circumstance in which an Option, granted on the same date as the issuance of the Restricted Shares, would either (i) cease to be an exercisable Option by reason of termination of such Option under this Plan, or (ii) be forfeited under this Plan.

No award of Restricted Shares may provide for restrictions continuing beyond 10 years from the date of the award.

          (e) Lapse of Restrictions.

               (1) At the end of the time period during which any Restricted Shares are subject to forfeiture or restrictions on sale, transfer, alienation, pledge, or other encumbrance, such Restricted Shares shall vest and will be delivered in a certificate, free of all restrictions, to the Eligible Director or to the Eligible Director’s legal representative, beneficiary or heir; provided the certificate shall bear such legend, if any, as the Committee determines is reasonably required by applicable law. By accepting a Stock Award and executing a Restricted Stock Agreement, the Employee agrees to remit when due any federal, state or local taxes of any kind required by law to be withheld with respect to an delivery of Stock under the Plan. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including normal directors fees) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any delivery of Stock under the Plan.

               (2) If an Eligible Director who holds Restricted Shares shall cease to be a member of the Board by reason of disability or death, then any restrictions on such Restricted shares shall automatically lapse, subject to any specific restrictions stated in the Restricted Stock Agreement.

          (f) Rights as Stockholder. Subject to the terms and conditions of this Plan, each Eligible Director receiving a certificate for Restricted Shares shall have all the rights of a stockholder with respect to the Restricted Shares during any period in which such Restricted Shares are subject to forfeiture or restrictions on transfer, including without limitation, the right to vote such Shares. Any dividends paid with respect to such Restricted Shares, in cash or property (other than stock in the Company or rights to acquire stock in the Company) shall be paid to such Eligible Director currently. Dividends paid in stock in the Company or rights to acquire stock in the Company shall be added to and become a part of the Restricted Shares.

          (g) Section 83(b) Election. If a grantee makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to Restricted Shares as of the date of transfer of the Restricted Shares rather than as of the date or dates upon which the grantee would otherwise be taxable under Section 83(a) of the Code, the grantee shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

          (h) Other Plan Provisions Applicable. All other provisions of this Plan, not inconsistent with subparagraphs (a) through (g) of this Section 22, shall apply in respect of Restricted Shares, mutatis mutandis.

          23. Gender. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

          24. Headings. Headings are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

          25. Governing Law. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas.

# # #

ANNEX B

BINDVIEW DEVELOPMENT CORPORATION
AUDIT COMMITTEE CHARTER

     The Audit Committee is appointed by the Board of Directors (“Board”) of BindView Development Corporation (“BindView” or the “Company”) to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company’s external auditors and, if any, internal auditor or internal audit department. The Audit Committee shall oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

     The Audit Committee shall comprise at least three members of the Board, each of whom shall meet the independence and experience requirements of applicable law and NASDAQ rules as they are currently applicable or may become applicable. The members of the Audit Committee shall be appointed or elected by the Board.

     The Audit Committee may request any officer or employee of the Company or any appropriate representative of the independent auditor to attend a meeting of the Committee or to meet with any members of the Committee.

The Audit Committee shall

     1. Hold regular meetings, normally quarterly in conjunction with Board meetings and/or the Company’s preparation and filing of reports on Form 10-Q and Form 10-K, and special meetings as necessary or advisable.

     2. Make regular reports to the Board.

     3. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     4. Be directly responsible for, and have sole authority as to, the appointment, retention and termination (subject, if applicable to the appointment, to shareholder ratification), compensation (on behalf of the Company) and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditors regarding accounting matters and financial reporting, all for the purpose of such independent auditors’ preparation and issuance of audit reports, periodic reports, attestations, comfort letters and other related work as to the Company’s financial statements, financial information and accounting matters. The independent auditors shall report directly to the Audit Committee.

     5. Approve the fees and expense reimbursements to be paid to the independent auditor, including all fee and expense payments to the independent auditor for services in addition to those related to the annual audit and quarterly review process. Determine the appropriate funding needed for the payment of the independent auditor, any independent counsel or other advisors employed by the Audit Committee, and any ordinary administrative expenses that are necessary or appropriate in carrying out the duties of the Audit Committee.

     6. Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, and if determined by the Audit Committee to be necessary or advisable, recommend that the Board take appropriate action to satisfy itself as to the independence of the auditor. This duty includes ensuring the receipt from the independent auditor of a formal written statement delineating all relationships between such auditor and the company.

     7. Review and evaluate the professional services provided by the independent auditor and the performance of the independent auditor. This review and evaluation shall include, at least annually, obtaining from and reviewing a report by the independent auditors describing (a) the independent auditors’ internal quality control procedures, and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any governmental or professional inquiry or investigation within the preceding five years regarding any audit performed by the independent auditors, and any steps taken to deal with any such issues. Report on such review and evaluation to the Board and, if determined by the Audit Committee to be necessary or advisable, recommend to the Board a replacement for such independent auditor.

     8. Meet with the independent auditor prior to the commencement of the annual audit to review the planning and staffing for the annual audit.

     9. Review the annual audited financial statements with management and the independent auditor before they are published, including reviewing all major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements, and recommend to the Board whether such financial statements should be included in the Company’s Annual Report on Form 10-K. (See also paragraph 16 concerning the Company’s quarterly reports on Form 10-Q.)

     10. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s annual financial statements prior to their publication, including a review of any issues or judgments made relating to assessments of materiality, inventory valuation and doubtful accounts and to revenue recognition and/or the timing thereof.

     11. Review the major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditor or internal audit department, if any exists, or management.

     12. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934, which addresses the existence of possible illegal acts by the Company and other matters, has not been implicated.

     13. Discuss with the independent auditor the matters required to be discussed by the independent auditor with the Audit Committee pursuant to Statement on Auditing Standards No. 61 relating to the conduct of the audit and errors and irregularities encountered, if any.

     14. Review with the independent auditor any problems or difficulties the auditor may have encountered, any management letter provided by the auditor, and the Company’s response to that letter. Such review should include

     (1) a consideration of any difficulties encountered in the course of the audit, including any restrictions on the scope of activities or access to information;

     (2) a consideration of any changes required in the planned scope of any internal audit; and

     (3) a consideration of the internal auditor or the internal audit department responsibilities, budget and staffing, if such position or department exists.

     15. Prepare the report required by the Rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement as to the activities of the Audit Committee.

     16. Review with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q for each of the first three quarters of the Company’s fiscal year and discuss with management and the independent auditors any issues and judgments made of the sort referred to in Item 10 above in connection with the preparation of the Company’s quarterly financial statements. (See also paragraph 9 concerning the Company’s Annual Report on Form 10-K.)

     17. Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

     18. Approve the appointment, replacement, reassignment, or dismissal of the internal auditor, if the position exists. Review the personnel composition and competency of the internal auditing department, if one exists.

     19. Review the significant reports to management prepared by the internal auditor or internal auditing department, if either exists, and management’s responses thereto.

     20. Obtain affirmations from management; the Company’s internal auditor, if the position exists, or the Company’s internal audit department, if one exists; and, to the extent possible, the independent auditor; that the Company’s subsidiary/foreign affiliated entities, if any exist, are being maintained and/or operated in conformity with applicable legal requirements and the Company’s Code of Conduct, if one exists.

     21. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct, if one exists, including making recommendations as to any changes thereto.

     22. Review with the Company’s legal counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and Code of Conduct, if one exists, and any material reports or inquiries received from regulators or governmental agencies or any material claims made against the Company of which such counsel is aware.

B-2

     23. Meet at least annually with the chief financial officer, the internal auditor, if the position exists, or the senior staff of the internal audit department, if one exists, and the independent auditor in executive sessions.

     24. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     25. Engage any independent counsel and other advisors the Audit Committee determines necessary to carry out its duties.

     26. Review and approve all “related party transactions” as defined in applicable SEC rules.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to determine that they are carried out in accordance with generally accepted auditing standards or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These matters are the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations (although it may supervise special investigations as it deems necessary), to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Code of Conduct, if one exists, which compliance assurance is also the responsibility of management.

# # #

B-3

BINDVIEW DEVELOPMENT CORPORATION

BOARD OF DIRECTORS

Eric J. Pulaski
Chairman of the Board, President, and Chief Executive Officer, BindView Development Corporation

Peter T. Dameris (1) (2)
Chief Operating Officer, On Assignment, Inc.

Richard A. Hosley II (2) (3)
Former President and Chief Executive Officer, BMC Software, Inc.

Edward L. Pierce
Executive Vice President and Chief Financial Officer, BindView Development Corporation

Robert D. Repass (1) (3)
Vice-President and Chief Financial Officer,
Motion Computing, Inc.

Armand S. Shapiro (1) (2) (3)
Chairman and Chief Executive Officer,
Garden Ridge Corporation;
Chairman, MessagePro, Inc.

(1)	Audit Committee

(2)	Compensation Committee

(3)	Nominating Committee in 2004

EXECUTIVE OFFICERS

Eric J. Pulaski
Chairman of the Board, President, and Chief Executive Officer

Kevin P. Cohn
Vice President, Corporate Controller, and Chief Accounting Officer

David S. Flame
Vice President, Americas Sales and Field Operations

David E. Lloyd
Vice President, International Sales and Field Operations

Gary S. Margolis
Senior Vice President of Research and Development and Chief Technology Officer

Edward L. Pierce
Executive Vice President and Chief Financial Officer

Ronald E. Rosenthal
Senior Vice President of Worldwide Marketing

ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of stockholders will take place at BindView’s corporate headquarters, the address of which address is set forth at right.

BINDVIEW CORPORATE HEADQUARTERS

5151 San Felipe
Houston, Texas 77056
713-561-4000
www.bindview.com

(continued from other side)	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1.	ELECTION OF DIRECTORS	2.	APPROVAL OF AMENDMENT TO NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

FOR the nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for the nominees listed	FOR	AGAINST	ABSTAIN
☐	☐	☐	☐	☐

NOMINEES:
(01) Peter T. Dameris
(02) Eric J. Pulaski

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made this proxy will be voted FOR the election of the director nominees named in Item 1, or if one or both nominees becomes unavailable, FOR another nominee or nominees to be selected by the Board of Directors, and FOR approval of the amendment referenced in Item 2.

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Dated: , 2004

Signature

Signature of Shareholder(s)

Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Δ FOLD AND DETACH HERE Δ

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/bvew		1-800-435-6710		Mark, sign and date your proxy
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

BindView Development Corporation

PROXY — ANNUAL MEETING OF SHAREHOLDERS
May 27, 2004

This Proxy is solicited on behalf of the Board of Directors

     The undersigned holder of Common Stock of BindView Development Corporation (“BVEW”) hereby appoints Edward L. Pierce and D. C. Toedt III, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of BVEW to be held at 9:00 a.m. on Thursday, May 27, 2004, at BVEW’s corporate office located at 5151 San Felipe, Houston, Texas 77056, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

     Please mark, sign, date and return in the enclosed envelope, which requires no postage if mailed in the United States.

(continued and to be signed on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

You can now access your BindView Development Corporation account online.

Access your BindView Development Corporation shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for BindView Development Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time